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                                                                       EXHIBIT 5



                                  May 26, 1998



Board of Directors


Conseco, Inc.


11825 N. Pennsylvania Street


Carmel, Indiana 46032



Gentlemen and Madam:



     I am Executive Vice President and General Counsel of Conseco, Inc. (the "Corporation"). At your request, I have examined or caused to be examined the Registration Statement on Form S-4, which is being filed by the Corporation with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933 of shares of common stock, no par value, of the Corporation (the "Common Stock") to be issued pursuant to that certain Agreement and Plan of Merger dated as of April 6, 1998, as amended, among the Corporation, Marble Acquisition Corp. and Green Tree Financial Corporation.



     I have examined, or caused to be examined, instruments, documents and records which I have deemed relevant and necessary for the basis of my opinions hereinafter expressed. Based on such examination, I am of the opinion that:



          1. The Corporation is a corporation duly organized and validly existing under the laws of the State of Indiana;



          2. When the Common Stock has been issued in the manner described in the Registration Statement, any amendment thereto and the Joint Proxy Statement/Prospectus contained therein, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.



     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement and the Joint Proxy Statement/Prospectus.



                                          Very truly yours,



                                          /s/ JOHN J. SABL



                                          John J. Sabl


                                          Executive Vice President


                                            and General Counsel



JJS:ds